Exhibit 3.127

ARTICLES OF AMENDMENT TO THE
ARTICLES OF ORGANIZATION OF INSIGHT CAPITAL, LLC

Pursuant to the provisions of § 10-12-11 of the Alabama Limited Liability Company Act, the undersigned limited liability company executes these Articles of Amendment to its Articles of Organization:

FIRST                     The name of the limited liability company is INSIGHT CAPITAL, LLC (the “Company”).

SECOND                The Articles of Organization of the Company were filed in the office of the Judge of Probate of Jefferson County, Alabama on October 2, 2003.

THIRD                    Article V of the Articles of Organization of the Company is hereby amended in its entirety to read as follows:

“ARTICLE V

The name and mailing address of the initial members of the Company are as follows:

NAME	MAILING ADDRESS

Jeff Smith	316 Lapiaya Place
Homewood, Alabama 35209

Bill I. Smith	551 Rutherford Circle
Birmingham, Alabama 35206

The name and address of the sole current member of the Company is Checksmart Financial Company, 7001 Post Road, Dublin, Ohio 43016.”

FOURTH               Article IX of the Articles of Organization of the Company is hereby amended in its entirety to read as follows:

“ARTICLE IX

The Company shall be managed by one or more managers. The name and mailing address of the initial managers are as follows:

NAME	MAILING ADDRESS

Jeff Smith	316 Lapiaya Place
Homewood, Alabama 35209

Bill I. Smith	551 Rutherford Circle
Birmingham, Alabama 35206

The name and mailing address of the current managers who are to serve as managers effective March 1, 2010, until their successors are elected and begin serving are as follows:

NAME	MAILING ADDRESS

William E. Saunders	7001 Post Road, Suite 200 Dublin, Ohio 43016

Kyle F. Hanson	7001 Post Road, Suite 200 Dublin, Ohio 43016

Bridgette C. Roman	7001 Post Road, Suite 200 Dublin, Ohio 43016

Chad Streff	7001 Post Road, Suite 200 Dublin, Ohio 43016

IN WITNESS WHEREOF, the undersigned member of the Company has executed these Articles of Amendment to the Articles of Organization of the Company as of the 1st day of March, 2010.

CHECKSMART FINANCIAL CORPORATION

By:	[illegible]

Print Name:	[illegible]

Title:	Asst Secretary

20100617000650660	2/2
Bk: LR201005 Pg:7342
Jefferson County, Alabama
06/17/2010 02:45:45 PM PAMEND
Fee - $11.00

Total of Fees and Taxes-$11.00
JCOCKRELL

STATE OF ALABAMA	)	2 0 0 J I 5 / 1 8 1 4
COUNTY OF JEFFERSON	)

ARTICLES OF ORGANIZATION

OF

INSIGHT CAPITAL, LLC

The undersigned, for the purpose of forming a limited liability company under Chapter 12 of the Code of Alabama (1975), as amended (the “Alabama limited liability company Act’’), here by file the following Articles of Organization with the probate judge of the county in which the initial registered agent of the limited liability company will be located and affirm that the facts stated in these Articles of Organization are true and correct.

ARTICLE I

The name of the limited liability company is INSIGHT CAPITAL., LLC therematter referred to as the “Company”).

ARTICLE II

The period of duration of the Company shall be from the date of filing of these Articles of Organization with the Office of the Probate Judge for Jefferson County, Alabama until the first occur of the following:

(a) Dissolution of the Company pursuant to the laws of the state of Alabama on the Operating Agreement of the Company, as in effect from time to time; or

(b) Upon the written unanimous consent of all the members of the Company.

ARTICLE III

The purpose for which the Company is organized is to engage in the transaction of all lawful business for which limited liability companies may be organized under the laws of the State of Alabama.

ARTICLE IV

The location and mailing address of the initial registered office of the Company shall be 2239 Bessemer Road, Birmingham. Alabama 35208 The initial registered agent for service of process at the foregoing address shall be Jeff Smith

ARTICLE V

The name and mailing address of the initial members of the Company are as follows:

NAME	MAILING ADDRESS

Jeff Smith	316 Laplaya Place
Homewood, Alabama 35209

Bill I. Smith	551 Rutherford Circle
Birmingham, Alabama 35206

ARTICLE VI

The name and mailing address of the Organizer of the Company is George M. Vaugbn. S. Riverchase Ridge, Suite 100, Birmingham, Alabama 35244.

ARTICLE VII

The members of the Company shall have the right to admit additional members to the company pursuant to the terms and provisions of the Operating Agreement of the Company.

ARTICLE VIII

The members of the Company shall have the right to continue the business of the Company upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member of the Company if there is at least one remaining member.

ARTICLE IX

The Company shall be managed by one or more managers The name and mailing address of the managers who are to serve as managers until their successors are elected and begin serving are as follows:

NAME	MAILING ADDRESS

Jeff Smith	316 Lapiaya Place
Homewood, Alabama 35209

Bill I. Smith	551 Rutherford Circle
Birmingham, Alabama 35206

ARTICLE X

The members of the Company shall have no liability for any debt, obligation, or liability of the Company, as provided in the Alabama Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned, constituting the Organizer of the Company, has executed these Articles of Organization this the 18th day of September, 2003.

[illegible]
George M. Vaughn, Organizer

This instrument prepared by:

George M. Vaughn, Esq.

Paden & Paden

5 Riverchase Ridge, Suite 100
Bimingham, Alabama 35244
(205)987-7210